UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 14, 2007.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 14, 2007, Life Partners Holdings, Inc. (“Life Partners”) issued a press release announcing the declaration of a dividend payable on September 12, 2007, to shareholders of record on August 31, 2007, and a 5-for-4 stock split payable on September 27, 2007, to shareholders of record as of September 14, 2007.

The press release is furnished as an exhibit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws

On August 15, 2007, Life Partners filed an Amendment to the Articles of Incorporation with the Texas Secretary of State increasing its authorized common stock from 10,000,000 shares to 18,750,000 shares. The amendment is furnished as an exhibit.

Item 8.01. Other Events

We held our 2007 Annual Meeting of Shareholders on August 9, 2007. At that meeting, the five nominees for directors as named in the proxy statement were elected, the shareholders approved an amendment to our Articles of Incorporation, and Murrell, Hall, McIntosh & Co., PLLP, were approved as the independent auditors.

The nominees for directors were elected based upon the following votes:

	Votes For	Votes Withheld

Brian D. Pardo	8,843,717	205,121

R. Scott Peden	8,843,717	205,121

Fred Dewald	9,010,215	38,623

Tad Ballantyne	9,016,258	32,580

Dr. Harold Rafuse	9,016,258	32,580

The proposal to amend the Articles of Incorporation by increasing the number of authorized shares from 10,000,000 to 18,750,000 received the following votes:

Votes for approval	8,961,436

Votes against	71,899

Abstentions	15,502

There were no broker non-votes for this item.

The proposal to approve the appointment of Murrell, Hall, McIntosh & Co., PLLP, as independent auditors for the year ending February 28, 2008, received the following votes:

Votes for approval	9,048,838

Votes against	-

Abstentions	-

There were no broker non-votes for this item.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2007

Life Partners Holdings, Inc.

By:	/s/ Nina Piper
Nina Piper Principal Accounting Officer

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

3.3	Amendment to Articles of Incorporation (dated 8/15/2007)	5

99.1	Press release dated August 14, 2007	6